UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2025

BioRestorative Therapies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-37603	30-1341024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Marcus Drive Melville, New York	11747
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (631) 760-8100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
BRTX	BRTX	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Company’s Certifying Accountant.

(a) Resignation of Independent Registered Public Accounting Firm

On November 1, 2024, CBIZ CPAs P.C. acquired the attest business of Marcum LLP (“Marcum”). On April 16, 2025, Marcum informed BioRestorative Therapies, Inc. (the “Company”) that Marcum resigned as the Company’s independent registered public accounting firm. See Item 4.01(b) below with regard to the engagement of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm.
Neither of Marcum’s reports on the financial statements of the Company for either of the past two fiscal years ended December 31, 2024 and December 31, 2023, respectively, contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles, except for including in its report on the financial statements of the Company for the fiscal year ended December 31, 2024 an explanatory paragraph as to substantial doubt about the ability of the Company to continue as a going concern.

During the Company’s two most recent fiscal years ended December 31, 2024 and December 31, 2023, respectively, and the subsequent interim period through April 16, 2025, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

During the Company’s two most recent fiscal years ended December 31, 2024 and December 31, 2023, respectively, and the subsequent interim period through April 16, 2025, the Company had the following “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K): As disclosed in Part II, Item 9A of the Company’s Form 10-Ks for the fiscal years ended December 31, 2024 and 2023, there were material weaknesses identified in internal control over financial reporting related to lack of adherence to formal policies and procedures, lack of risk assessment procedures on internal controls to detect financial reporting risks in a timely manner, lack of design and implementation of effective controls to achieve complete and accurate financial reporting and disclosures, including documented controls over the preparation and review of journal entries, account reconciliations and income taxes, and lack of design and implementation of effective controls over the accounting for warrants issued in connection with equity financings.

The Company has provided Marcum with a copy of the above disclosures prior to this filing with the Securities and Exchange Commission (the “Commission”). A letter to the Commission, dated April 21, 2025, from Marcum regarding its concurrence with the statements made by the Company in this Current Report on Form 8-K concerning the resignation of Marcum as the Company’s independent registered public accounting firm is attached hereto as Exhibit 16.

(b) Appointment of New Independent Registered Public Accounting Firm
 On April 16, 2025, the Audit Committee of the Company’s Board of Directors engaged CBIZ CPAs P.C. as the Company’s independent registered public accounting firm.
During the Company’s two most recent fiscal years ended December 31, 2024 and December 31, 2023, respectively, and the subsequent interim period through April 16, 2025, neither the Company nor anyone on its behalf consulted with CBIZ CPAs P.C. with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that CBIZ CPAs P.C. concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

16	Letter from Marcum LLP dated April 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: April 21, 2025	By:	/s/ Robert Kristal
Robert Kristal
Chief Financial Officer